Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION
JANUARY 25, 2023	CONTACT SHAREHOLDER SERVICES
(219) 853-7575

FINWARD BANCORP

ANNOUNCES EARNINGS FOR THE QUARTER AND TWELVE MONTHS ENDED

DECEMBER 31, 2022

Munster, Indiana - Finward Bancorp (Nasdaq: FNWD) (the “Bancorp”), the holding company for Peoples Bank (the “Bank”), today announced that net income available to common shareholders was $15.1 million, or $3.60 per diluted share, for the twelve months ended December 31, 2022, as compared to $15.0 million, or $4.30 per diluted share, for the corresponding prior year period. For the quarter ended December 31, 2022, the Bancorp’s net income totaled $4.0 million, or $0.93 per diluted share, as compared to $3.3 million, or $0.95 per diluted share, for the quarter ending December 31, 2021. Selected performance metrics are as follows for the periods presented:

Performance Ratios	Quarter ended,					Twelve months ended,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
Return on equity	12.96%	13.65%	12.45%	5.01%	8.56%	10.47%	9.61%
Return on assets	0.78%	0.88%	0.85%	0.44%	0.83%	0.74%	0.95%
Noninterest income / average assets	0.56%	0.51%	0.56%	0.64%	0.95%	0.56%	1.01%
Noninterest expense / average assets	3.07%	2.90%	2.91%	3.33%	3.18%	3.05%	2.96%
Efficiency ratio	79.63%	74.54%	75.15%	87.10%	78.28%	78.95%	72.28%

Core net income for the twelve months ended December 31, 2022, amounted to $17.3 million, or $4.12 per diluted share, compared to $13.4 million, or $3.84 per diluted share for the twelve months ended December 31, 2021. Core net income for the quarter ended December 31, 2022, amounted to $4.6 million, or $1.08 per diluted share, compared to $2.8 million, or $0.81 per diluted share for the quarter ended December 31, 2021. Core net income is a non-GAAP measure. For the periods presented, the core net income measure excludes merger related expenses, net gain on securities, net loss recognized on the sale of premises and equipment, impairment charges on assets held for sale, core deposit accretion, certificate of deposit purchase premium amortization, purchase discount amortization, and related tax benefit/(cost). Selected non-GAAP performance metrics are as follows for the periods presented:

Non-GAAP Performance Ratios	Quarter ended,					Twelve Months Ended
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
Core return on equity	19.47%	17.75%	13.78%	11.32%	7.83%	14.83%	9.44%
Core return on assets	0.90%	0.90%	0.75%	0.83%	0.71%	0.85%	0.85%
Core noninterest expense / average assets	2.75%	2.78%	2.83%	2.67%	3.12%	2.76%	2.90%
Core efficiency ratio	74.36%	73.10%	77.12%	72.87%	81.01%	74.38%	74.22%
Net interest margin - tax equivalent	3.73%	3.84%	3.78%	3.63%	3.58%	3.74%	3.51%

Refer to “Disclosure Regarding Non-GAAP Measures” and the “Reconciliation of the Non-GAAP Performance Ratios” table below for additional information regarding our non-GAAP measures and impact per period by operation.

Highlights of the twelve-month period include:

●

Core net income benefiting from acquisition and internal growth: Net income for the twelve months ended December 31, 2022, increased $117 thousand compared to the twelve months ended December 31, 2021. Additionally, core net income for the twelve months ended December 31, 2022, increased by $3.9 million, as compared to the twelve months ended December 31, 2021, primarily relating to the increase in interest-earning assets acquired from the acquisition of Royal Financial, Inc. (“Royal”), organic loan growth, and the overall improvement to the net interest margin during the year.

●

Net interest margin: The net interest margin for the twelve months ended December 31, 2022, was 3.56%, compared to 3.29% for the twelve months ended December 31, 2021. The tax-adjusted net interest margin (a non-GAAP measure) for the twelve months ended December 31, 2022, was 3.74%, compared to 3.51% for the twelve months ended December 31, 2021. The increased net interest margin and tax-adjusted margin is primarily related to increased loan balances from the acquisition of Royal, organic loan growth, and the ability to manage deposit and borrowing costs to support earning asset growth. Organic loan growth (separate from the Royal acquisition) totaled $96.5 million or 10.0%. See Table 1 at the end of this press release for a reconciliation of the tax-adjusted net interest margin to the GAAP net interest margin. Despite the improvement to the net interest margin during the year, the overall increasing interest rate environment caused a contraction in the margin during the fourth quarter that will likely continue into 2023.

●

Unrealized losses on the securities portfolio: Accumulated other comprehensive losses were $64.3 million as of December 31, 2022. However, during the fourth quarter, securities portfolio cashflows from sales and regular paydowns of the portfolio of $8.5 million were used to fund internally generated loan originations. Furthermore, during full-year 2022, a total of $74.6 million of cashflows were redirected from the securities portfolio to fund internal loan growth. The yield on the securities portfolio improved to 2.22% for the twelve months ended December 31, 2022, up from 1.96% for the twelve months ended December 31, 2021. The securities portfolio also generated gains of $662 thousand from the sale of securities for the twelve months ended December 31, 2022. The effective duration of the securities portfolio was 6.6 years as of December 31, 2022. Management continues to actively manage the securities portfolio and does not currently anticipate the need to realize losses from the securities portfolio, as losses are currently driven by the interest rate environment and management feels are fully recoverable. Further, it remains unlikely the Bancorp will be required to sell the investments before recovery of their amortized cost basis, which may be at maturity.

●

Gain on sale of loans: Increases in mortgage rates have dampened demand and slowed the sale of fixed rate mortgage loans into the secondary market. As a result, gains from the sale of loans for the twelve months ended December 31, 2022, totaled $1.4 million, down from $5.3 million for the twelve months ended December 31, 2021. During the twelve months ended December 31, 2022, the Bancorp originated $44.9 million in new fixed rate mortgage loans for sale, compared to $153.1 million during the twelve months ended December 31, 2021. During the twelve months ended December 31, 2022, the Bancorp originated $105.4 million in new mortgage loans retained in its portfolio, compared to $45.1 million during the twelve months ended December 31, 2021. These retained loans are primarily construction loans and adjustable-rate loans with a fixed-rate period of 7 years or less, and the Bank continues to sell longer-duration fixed rate mortgages into the secondary market.

●

Building a digital-forward foundation: Primary focus remains on enhancing the customer experience and managing risk through our digital platforms. The Bank transitioned to a new tech-enabled customer contact platform during October and is in process of transitioning all customer calls to the platform. In the first quarter, management is prioritizing the digitization and automation of back-office tasks to drive efficiency and improve the foundation for a digital-first banking experience. The Bank is also planning further enhancements to customer acquisition, onboarding, and servicing platforms to enhance customer experience and drive efficiency in these areas.

●

Optimizing the banking center footprint: Following the successful closure of one banking center and the donation and leaseback of another during 2021, we have successfully closed five branches during 2022, a reduction of 16%. Each branch closure and sale is expected to result in approximately $250 thousand in operational expense reduction, excluding personnel expenses. Impairment charges recorded on closed branches during the twelve-months ended 2022, totaled $1.2 million. The Bank’s remaining 26 locations are being analyzed for footprint optimization opportunities, with additional locations showing the potential for reducing operating overhead over the next 12 months. These efforts are reducing fixed costs and allowing for redeployment of a portion of occupancy expenses into building a digital-forward foundation to better meet the needs of the customers and communities the Bancorp serves.

●

Asset quality: At December 31, 2022, the allowance for loan losses totaled $12.9 million and is considered adequate by management. For the twelve months ended December 31, 2022, charge-offs, net of recoveries, totaled $446 thousand. The allowance for loan losses as a percentage of total loans was 0.85% at December 31, 2022, and the allowance for loan losses as a percentage of non-performing loans, or coverage ratio, was 127.3% at December 31, 2022. Management also considers reserves that are not part of the ALL that have been established from acquisition activity. When these additional reserves are included on a non-GAAP basis, the allowance for loan losses as a percentage of total loans was 1.31% at December 31, 2022, and the allowance for loan losses as a percentage of non-performing loans, or coverage ratio, was 195.9% at December 31, 2022. See Table 1 at the end of this press release for a reconciliation of the adjusted allowance for loan losses to total loans and coverage ratio to the related GAAP ratios.

●	Personnel: A headcount freeze, and attrition plan remains in place, and has netted a reduction of 12 full time equivalents, or 4%, during the three months ended December 31, 2022.
●

Capital Adequacy: As of December 31, 2022, the Bancorp’s tier 1 capital to adjusted average assets ratio totaled 7.7%, and under all regulatory capital requirements, continues to be considered well capitalized. Tangible book value per share was $25.40 at December 31, 2022, up from $20.99 as of September 30, 2022 (a non-GAAP measure). The increase is due to recoveries of accumulated other comprehensive losses from the unrealized loss position on the securities portfolio as noted above. Excluding accumulated other comprehensive losses, tangible book value per share increased to $40.36 as of December 31, 2022, from $39.57 as of September 30, 2022 (a non-GAAP measure). Tangible capital represented 5.3% of tangible assets at December 31, 2022 (a non-GAAP measure). Tangible capital, excluding accumulated other comprehensive losses, was 8.5% at December 31, 2022 (a non-GAAP measure). See Table 1 at the end of this press release for a reconciliation of the tangible book value per share, tangible book value per share adjusted for accumulated other losses, tangible capital as a percentage of tangible assets, and tangible capital as a percentage of tangible assets adjusted for accumulated other comprehensive losses to the related GAAP ratios.

“Expense management has been a focus for 2022, and we took steps to further reduce fixed costs in the fourth quarter in anticipation of changing economic conditions in 2023. The Bank is healthy from a credit standpoint, which reflects our ability to originate high-quality, relationship-based assets in our footprint. We did see some contraction in our net interest margin in the 4th quarter, primarily due to increasing funding costs as we saw seasonal outflows of core funds in the month of December. Loan demand continues to be strong on the commercial side, supporting higher yields. Funding is a key lever to support the margin in 2023, and we are working to maintain core relationships and using on-balance sheet liquidity to reduce wholesale funding whenever possible,” said Benjamin Bochnowski, chief executive officer. “As yields have moved in, our unrealized losses have abated. As opportunities arise to reposition our securities portfolio to provide liquidity to fund loan growth, we will continue to do so throughout the year to maximize our margin and profitability during the year.”

Net Interest Income

Year-to-Date
(Dollars in thousands)	Average Balances, Interest, and Rates
(unaudited)	December 31, 2022			December 31, 2021
	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
ASSETS		`
Interest bearing deposits in other financial institutions	$21,685	$287	1.32	$43,375	$36	0.08
Federal funds sold	3,025	11	0.36	1,058	-	-
Certificates of deposit in other financial institutions	1,868	28	1.50	1,509	25	1.66
Securities available-for-sale	427,291	9,492	2.22	456,783	8,951	1.96
Loans receivable	1,431,017	62,133	4.34	968,185	41,573	4.29
Federal Home Loan Bank stock	3,675	84	2.29	3,462	70	2.02
Total interest earning assets	1,888,561	$72,035	3.81	1,474,372	$50,655	3.44
Cash and non-interest bearing deposits in other financial institutions	16,820			14,829
Allowance for loan losses	(13,385)			(13,353)
Other noninterest bearing assets	146,259			98,133
Total assets	$2,038,255			$1,573,981

LIABILITIES AND STOCKHOLDERS' EQUITY
Total deposits	$1,823,598	$3,604	0.20	$1,381,101	$2,002	0.14
Repurchase agreements	20,649	195	0.94	17,789	47	0.26
Borrowed funds	26,806	1,087	4.06	2,448	31	1.27
Total interest bearing liabilities	1,871,053	$4,886	0.26	1,401,338	$2,080	0.15
Other noninterest bearing liabilities	23,132			16,996
Total liabilities	1,894,185			1,418,334
Total stockholders' equity	144,070			155,647
Total liabilities and stockholders' equity	$2,038,255			$1,573,981

Net interest income was $67.1 million for the twelve months ended December 31, 2022, an increase of $18.6 million (38.2%), compared to $48.6 million for the twelve months ended December 31, 2021. The Bancorp’s net interest margin on a tax-adjusted basis (non-GAAP) was 3.74% for the twelve months ended December 31, 2022, compared to 3.51% for the twelve months ended December 31, 2021.

Quarter Ended
(Dollars in thousands)	Average Balances, Interest, and Rates
(unaudited)	December 31, 2022			December 31, 2021
	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
ASSETS
Interest bearing deposits in other financial institutions	$13,914	$124	3.56	$12,516	$3	0.10
Federal funds sold	1,460	3	0.82	1,039	-	-
Certificates of deposit in other financial institutions	2,218	13	2.34	1,706	4	0.94
Securities available-for-sale	360,865	2,197	2.44	521,069	2,523	1.94
Loans receivable	1,503,543	17,504	4.66	960,606	10,282	4.28
Federal Home Loan Bank stock	4,596	21	1.83	3,247	15	1.85
Total interest earning assets	1,886,596	$19,862	4.21	1,500,183	$12,827	3.42
Cash and non-interest bearing deposits in other financial institutions	3,240			14,810
Allowance for loan losses	(13,289)			(13,790)
Other noninterest bearing assets	158,812			99,837
Total assets	$2,035,359			$1,601,040

LIABILITIES AND STOCKHOLDERS' EQUITY
Total deposits	$1,793,583	$2,007	0.45	$1,403,559	$350	0.10
Repurchase agreements	19,799	102	2.06	18,771	12	0.26
Borrowed funds	72,772	944	5.19	6,769	8	0.47
Total interest bearing liabilities	1,886,154	$3,053	0.65	1,429,099	$370	0.10
Other noninterest bearing liabilities	27,055			17,177
Total liabilities	1,913,209			1,446,276
Total stockholders' equity	122,150			154,764
Total liabilities and stockholders' equity	$2,035,359			$1,601,040

Net interest income was $16.8 million for the quarter ended December 31, 2022, an increase of $4.4 million (34.9%), compared to $12.5 million for the quarter ended December 31, 2021. The Bancorp’s net interest margin was 3.56% for the quarter ended December 31, 2022, compared to 3.32% for the quarter ended December 31, 2021. The Bancorp’s net interest margin on a tax-adjusted basis (non-GAAP) was 3.73% for the quarter ended December 31, 2022, compared to 3.58% for the quarter ended December 31, 2021. The increased net interest income and net interest margin for the quarter and the twelve months was primarily the result of the increased earning assets acquired through the Royal acquisition, the reallocation of securities cashflows into organic loan growth, and managing interest expense.

Noninterest Income

(Dollars in thousands, except per share data)	Twelve Months Ended December 31,		12/31/2022 vs. 12/31/2021
	2022	2021	$ Change	% Change
Noninterest income:
Fees and service charges	6,257	5,388	869	16.1%
Wealth management operations	2,113	2,375	(262)	-11.0%
Gain on sale of loans held-for-sale, net	1,368	5,296	(3,928)	-74.2%
Gain on sale of securities, net	662	1,987	(1,325)	-66.7%
Increase in cash value of bank owned life insurance	810	715	95	13.3%
Gain on sale of foreclosed real estate	16	47	(31)	-66.0%
Other	283	139	144	103.6%

Total noninterest income	11,509	15,947	(4,438)	-27.8%

(Dollars in thousands, except per share data)	Quarter Ended December 31,		12/31/2022 vs. 12/31/2021
	2022	2021	$ Change	% Change
Noninterest income:
Fees and service charges	1,823	1,378	445	32.3%
Wealth management operations	523	588	(65)	-11.1%
Gain on sale of loans held-for-sale, net	126	902	(776)	-86.0%
Gain on sale of securities, net	-	711	(711)	-100.0%
Increase in cash value of bank owned life insurance	182	178	4	2.2%
Gain on sale of foreclosed real estate	16	20	(4)	-20.0%
Other	169	31	138	445.2%

Total noninterest income	2,839	3,808	(969)	-25.4%

The increase in fees and service charges, for the quarter and the twelve months ended December 31, 2022, is primarily the result of the acquisition of Royal and the resulting increase in our customer base. The decrease in wealth management operations, for the quarter and the twelve-month periods, is the result of lower fee income year over year due to market conditions. The decrease in gain on sale of loans, for the quarter and the twelve-month periods, is the result of significant refinance activity in 2021 due to the economic and low-rate environment, which resulted in more loans originated and sold in 2021 compared to 2022. We expect demand for fixed rate mortgage loans held-for-sale in the secondary market to be lower as borrowing rates on loans increase. The decrease in gains on the sale of securities, for the quarter and the year-to-date periods, is a result of current market conditions and actively repositioning the portfolio.

Noninterest Expense

(Dollars in thousands, except per share data)	Twelve Months Ended December 31,		12/31/2022 vs. 12/31/2021
	2022	2021	$ Change	% Change
Noninterest expense:
Compensation and benefits	28,990	24,241	4,749	19.6%
Occupancy and equipment	6,785	5,537	1,248	22.5%
Data processing	6,750	3,648	3,102	85.0%
Marketing	1,907	1,085	822	75.8%
Impairment charge on assets held for sale	1,232	-	1,232	0.0%
Federal deposit insurance premiums	1,228	861	367	42.6%
Professional services	1,211	1,205	6	0.5%
Net loss recognized on sale of premises and equipment	303	-	303	0.0%
Other	13,694	10,059	3,635	36.1%

Total noninterest expense	62,100	46,636	15,464	33.2%

(Dollars in thousands, except per share data)	Quarter Ended December 31,		12/31/2022 vs. 12/31/2021
	2022	2021	$ Change	% Change
Noninterest expense:
Compensation and benefits	6,587	6,617	(30)	-0.5%
Occupancy and equipment	1,752	1,461	291	19.9%
Data processing	1,238	1,651	(413)	-25.0%
Marketing	284	357	(73)	-20.4%
Impairment charge on assets held for sale	1,232	-	1,232	0.0%
Federal deposit insurance premiums	279	241	38	15.8%
Professional services	393	250	143	57.2%
Net loss recognized on sale of premises and equipment	49	-	49	0.0%
Other	3,831	2,155	1,676	77.8%

Total noninterest expense	15,645	12,732	2,913	22.9%

The increase in compensation and benefits, for the twelve months ended December 31, 2022, is primarily the result of the Royal acquisition, management’s continued focus on talent management, and wage inflation. The increase in data processing expense for the twelve-month period ending December 31, 2022, is primarily the result of data conversion expenses related to the acquisition of Royal, increased system utilization due to growth of the Bank, and continued investment in technological advancements such as Salesforce and nCino. The increase in data processing expense, for the quarter ending December 31, 2022, is due to increased system utilization due to growth of the Bank, and continued investment in technological advancements such as Salesforce and nCino. The increase in occupancy and equipment expense, for the quarter and the twelve-month periods, is primarily related to the Royal acquisition and higher operating costs. Marketing expenses, for the twelve-month period ended December 31, 2022, have increased to enhance brand recognition in new markets and gain more wallet share. The increase in impairment charge on assets held for sale, for the quarter and twelve-month periods, is the result of impairment on the carrying value of branches held for sale. The increase in federal deposit insurance premiums, for the quarter and the twelve-month periods, is primarily the result of growth of the bank’s average assets. The increase in net loss recognized on sale of premises and equipment, for the quarter and twelve-month periods, is the result of the sale of a branch to reduce future fixed costs, allowing for redeployment of a portion of occupancy expenses into building a digital-forward foundation so that Finward can better serve its customers. The increase in other operating expenses for the twelve-month period ending December 31, 2022, is primarily the result of one-time expenses related to the acquisition of Royal, continued investments in strategic initiatives focusing on growth of the organization, and inflationary pressures. The increase in other operating expenses for the quarter ending December 31, 2022, is primarily due to higher utilization of outside consultants related to bank initiatives during the quarter.

Income Tax Expense

The provision for income taxes was $1.5 million for the twelve months ended December 31, 2022, as compared to $1.4 million for the twelve months ended December 31, 2021. The effective tax rate was 8.9% for the twelve months ended December 31, 2022, as compared to 8.6% for the twelve months ended December 31, 2021. The provision for income taxes was $45 thousand for the quarter ended December 31, 2022, as compared to $6 thousand for the quarter ended December 31, 2021. The effective tax rate was 1.1% for the quarter ended December 31, 2022, as compared to 0.2% for the quarter ended December 31, 2021. The Bancorp’s higher current effective tax rate for the twelve months ended 31, 2022, is a result of higher earnings relative to tax preferred income. The decrease in effective tax rate quarter-over-quarter is due to tax benefits resulting from the recognition of impairment on assets held for sale.

Lending

The Bancorp’s loan portfolio totaled $1.5 billion on December 31, 2022, compared to $966.7 million on December 31, 2021, an increase of $546.9 million or 56.6%. The increase is primarily the result of the Royal acquisition, as well as organic loan portfolio growth. During the first twelve months of 2022 the Bancorp originated $376.0 million in new commercial loans, compared to $339.9 million during the twelve months ended December 31, 2021. During the twelve months ended December 31, 2022, the Bancorp originated $44.9 million in new fixed rate mortgage loans for sale, compared to $153.1 million during the twelve months ended December 31, 2021. During the twelve months ended December 31, 2022, the Bancorp originated $105.4 million in new mortgage loans retained in its portfolio, compared to $45.1 million during the twelve months ended December 31, 2021. The loan portfolio represents 73.1% of earning assets and is comprised of 62.1% commercial related credits.

Asset Quality

At December 31, 2022, non-performing loans totaled $10.1 million, compared to $7.3 million at December 31, 2021, an increase of $2.9 million or 39.6%. The Bancorp’s ratio of non-performing loans to total loans was 0.67% at December 31, 2022, compared to 0.76% at December 31, 2021. The Bancorp’s ratio of non-performing assets to total assets was 0.54% at December 31, 2022, compared to 0.51% at December 31, 2021.

For the twelve months ended December 31, 2022, no provisions to the ALL were required, compared to $1.5 million for the twelve months ended December 31, 2021, a decrease of $1.5 million. For the quarter ended December 31, 2022, no provisions to the ALL were required, compared to $216 thousand for the quarter ended December 31, 2021, a decrease of $216 thousand. For the twelve months ended December 31, 2022, charge-offs, net of recoveries, totaled $446 thousand. For the quarter ended December 31, 2022, charge-offs, net of recoveries, totaled $483 thousand. At December 31, 2022, the allowance for loan losses totaled $12.9 million and is considered adequate by management. The allowance for loan losses as a percentage of total loans was 0.85% at December 31, 2022, compared to 1.38% at December 31, 2021. The allowance for loan losses as a percentage of non-performing loans, or coverage ratio, was 127.3% at December 31, 2022, compared to 183.8% at December 31, 2021.

Management also considers reserves that are not part of the ALL that have been established from acquisition activity. The Bancorp acquired loans for which there was evidence of credit quality deterioration since origination, and it was determined that it was probable that the Bancorp would be unable to collect all contractually required principal and interest payments. Additionally, the Bancorp has acquired loans where there was no evidence of credit quality deterioration since origination and has marked these loans to their fair values. When these additional reserves are included on a non-GAAP basis, the allowance for loan losses as a percentage of total loans was 1.31% at December 31, 2022, and the allowance for loan losses as a percentage of non-performing loans, or coverage ratio, was 195.9% at December 31, 2022. See Table 1 below for a reconciliation of these non-GAAP figures to the Bancorp’s GAAP figures.

Investing

The Bancorp’s securities portfolio totaled $370.9 million at December 31, 2022, compared to $526.9 million at December 31, 2021, a decrease of $156.0 million or 29.6%. The decrease is attributable to increased unrealized losses within the portfolio and the use of cashflows from the securities portfolio to fund loan growth. The securities portfolio represents 19.5% of earning assets and provides a consistent source of liquidity and earnings to the Bancorp. Cash and cash equivalents totaled $31.3 million on December 31, 2022, compared to $33.2 million on December 31, 2021, a decrease of $1.9 million or 5.7%. The decrease in cash and cash equivalents is primarily the result of the timing of investments in interest earning assets relative to the inflow and outflow of deposits and repurchase agreements.

Funding

On December 31, 2022, core deposits totaled $1.4 billion, compared to $1.2 billion on December 31, 2021, an increase of $216.9 million or 18.2%. The increase is the result of the Royal acquisition, which added $279.9 million of core deposits at the time of acquisition, as well as the Bancorp’s efforts to maintain and grow core deposits. Core deposits include checking, savings, and money market accounts and represented 79.5% of the Bancorp’s total deposits at December 31, 2022. During the twelve months of 2022, balances for checking, and savings accounts increased. The increase in these core deposits is a result of the Royal acquisition, as well as management’s sales efforts along with customer preferences for competitively priced short-term liquid investments. On December 31, 2022, balances for certificates of deposit totaled $363.1 million, compared to $239.2 million on December 31, 2021, an increase of $123.9 million or 51.8%. The increase in certificate of deposit balances is related to the Royal acquisition, which added $195.2 million of certificates at the time of acquisition, along with efforts by the bank to maintain lower cost of deposits in the future. In addition, on December 31, 2022, borrowings and repurchase agreements totaled $135.5 million, compared to $14.6 million at December 31, 2021, an increase of $120.9 million or 829.3%. The increase in short-term borrowings was the result of cyclical inflows and outflows of interest-earning assets and interest-bearing liabilities.

Capital Adequacy

At December 31, 2022, shareholders’ equity stood at $136.4 million, a decrease of $20.2 million, or 12.9% from December 31, 2021. This decrease is the result of net unrealized losses in the securities portfolio which resulted in an accumulated comprehensive loss of $64.3 million at December 31, 2022. The Bank’s regulatory capital ratios at December 31, 2022, were 12.1% for total capital to risk-weighted assets, 11.2% for both common equity tier 1 capital to risk-weighted assets and tier 1 capital to risk-weighted assets, and 7.7% for tier 1 capital to adjusted average assets. Under all regulatory capital requirements, the Bank is considered well capitalized. Tangible capital represented 5.3% of tangible assets at December 31, 2022. The tangible book value of the Bancorp’s stock stood at $25.40 per share at December 31, 2022, compared to $40.91 at December 31, 2021. This is primarily the result of increased net unrealized loss on securities available-for-sale, net of reclassification and tax effects. Management continues to actively manage the securities portfolio and does not currently anticipate the need to realize losses from the securities portfolio that would result in reductions to retained earnings.

Disclosures Regarding Non-GAAP Financial Measures

Reported amounts are presented in accordance with GAAP. In this press release the Bancorp also is providing certain financial measures that are identified as non-GAAP. The Bancorp’s management believes that the non-GAAP information, which consists of core net income, core diluted earnings per share, core return on equity, core return on assets, core pre-provision net revenue, core pre-provision net revenue/average assets, tangible assets (excluding PPP), tangible common equity, tangible common equity/tangible assets (excluding PPP), average tangible common equity, core yield on loans, core noninterest expense, core noninterest expense/average assets, core efficiency ratio, core earnings, adjusted allowance for loan loss to total loans, adjusted allowance for loan loss to nonperforming loans, adjusted allowance for loan loss to total loans (excluding PPP), core revenue, adjusted net interest margin, and reported net income excluding non-core operations, which can vary from period to period, provides a better comparison of period to period operating performance. Additionally, the Bancorp believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to Table 1 – Reconciliation of Non-GAAP Financial Measures at the end of this document for a reconciliation of the non-GAAP measures identified herein and their most comparable GAAP measures.

About Finward Bancorp

Finward Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 26 locations in Lake and Porter Counties in Northwest Indiana and Chicagoland. Finward Bancorp’s common stock is quoted on The NASDAQ Stock Market, LLC under the symbol FNWD. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and Finward Bancorp’s investor relations.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of the Bancorp. For these statements, the Bancorp claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about the Bancorp, including the information in the filings the Bancorp makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: difficulties and delays in integrating Finward’s and Royal’s businesses or fully realizing cost savings and other benefits; business disruption following the merger; any continuing risks and uncertainties for our business, results of operations, and financial condition relating to the COVID-19 pandemic; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates, market liquidity, and capital markets, as well as the magnitude of such changes, which may reduce net interest margins; inflation; further deterioration in the market value of securities held in the Bancorp’s investment securities portfolio, whether as a result of macroeconomic factors or otherwise; customer acceptance of the Bancorp’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Finward’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning matters attributable to Finward or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Finward does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

Finward Bancorp
Quarterly Financial Report

Performance Ratios	Quarter ended,					Twelve months ended,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
Return on equity	12.96%	13.65%	12.45%	5.01%	8.56%	10.47%	9.61%
Return on assets	0.78%	0.88%	0.85%	0.44%	0.83%	0.74%	0.95%
Yield on loans	4.66%	4.34%	4.18%	4.17%	4.28%	4.34%	4.29%
Yield on security investments	2.44%	2.30%	2.23%	2.02%	1.94%	2.22%	1.96%
Total yield on earning assets	4.21%	3.88%	3.68%	3.49%	3.42%	3.81%	3.44%
Cost of deposits	0.45%	0.19%	0.08%	0.08%	0.10%	0.20%	0.14%
Cost of repurchase agreements	2.06%	0.98%	0.46%	0.33%	0.26%	0.94%	0.26%
Cost of borrowed funds	5.19%	2.52%	1.10%	0.39%	0.47%	4.06%	1.27%
Total cost of funds	0.65%	0.22%	0.09%	0.08%	0.10%	0.26%	0.15%
Noninterest income / average assets	0.56%	0.51%	0.56%	0.64%	0.95%	0.56%	1.01%
Noninterest expense / average assets	3.07%	2.90%	2.91%	3.33%	3.18%	3.05%	2.96%
Net noninterest margin / average assets	-2.52%	-2.39%	-2.36%	-2.68%	-2.23%	-2.48%	-1.95%
Efficiency ratio	79.63%	74.54%	75.15%	87.10%	78.28%	78.95%	72.28%
Effective tax rate	1.12%	11.14%	11.70%	11.41%	0.18%	8.93%	8.63%

Non-performing assets to total assets	0.54%	0.58%	0.53%	0.47%	0.51%	0.54%	0.51%
Non-performing loans to total loans	0.67%	0.73%	0.68%	0.62%	0.76%	0.67%	0.76%
Allowance for loan losses to non-performing loans	127.26%	122.64%	133.78%	150.28%	183.76%	127.26%	183.76%
Allowance for loan losses to loans outstanding	0.85%	0.89%	0.91%	0.93%	1.38%	0.85%	1.38%
Foreclosed real estate to total assets	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Basic earnings per share	$0.93	$1.07	$1.04	$0.53	$0.95	$3.61	$4.30
Diluted earnings per share	$0.93	$1.07	$1.04	$0.53	$0.95	$3.60	$4.30
Net worth / total assets	6.59%	5.75%	6.50%	7.51%	9.66%	6.59%	9.66%
Book value per share	$31.73	$27.46	$31.80	$36.71	$45.00	$31.73	$45.00
Closing stock price	$36.20	$34.01	$37.49	$46.21	$45.88	$36.20	$45.88
Price per earnings per share	$9.70	$7.92	$8.97	$21.76	$12.07	$10.02	$10.66
Dividend declared per common share	$0.31	$0.31	$0.31	$0.31	$0.31	$1.24	$1.24

Non-GAAP Performance Ratios	Quarter ended,					Twelve Months Ended
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
Core return on equity	19.47%	17.75%	13.78%	11.32%	7.83%	14.83%	9.44%
Core return on assets	0.90%	0.90%	0.75%	0.83%	0.71%	0.85%	0.85%
Core noninterest expense / average assets	2.75%	2.78%	2.83%	2.67%	3.12%	2.76%	2.90%
Core efficiency ratio	74.36%	73.10%	77.12%	72.87%	81.01%	74.38%	74.22%
Net interest margin - tax equivalent	3.73%	3.84%	3.78%	3.63%	3.58%	3.74%	3.51%
Tangible book value per diluted share	$25.41	$20.99	$25.24	$30.01	$40.91	$25.41	$40.91
Tangible book value per diluted share adjusted for AOCI	$40.36	$39.57	$38.69	$37.80	$39.68	$40.36	$39.68

Finward Bancorp
Quarterly Financial Report

Balance Sheet Data
(Dollars in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Total assets	$2,070,339	$2,052,986	$2,101,485	$2,097,845	$1,620,743
Cash & cash equivalents	31,282	38,296	79,302	54,501	33,176
Certificates of deposit in other financial institutions	2,456	2,214	1,482	1,731	1,709
Securities - available for sale	370,896	359,035	400,466	464,320	526,889

Loans receivable:
Commercial real estate	$486,431	$452,852	$420,735	$408,375	$317,145
Residential real estate	484,595	471,565	459,151	444,753	260,134
Commercial business	93,278	95,372	103,649	112,396	115,772
Construction and land development	108,926	134,301	153,422	150,810	123,822
Multifamily	251,014	258,377	248,495	234,267	61,194
Home equity	38,978	37,578	35,672	34,284	34,612
Manufactured homes	34,882	35,866	37,693	38,636	37,887
Government	9,549	9,649	8,081	8,176	8,991
Consumer	918	827	1,673	924	582
Farmland	-	-	-	-	-
Total loans	$1,508,571	$1,496,387	$1,468,571	$1,432,621	$960,139

Deposits:
Core deposits:
Noninterest bearing checking	$359,092	$386,137	$370,567	$380,515	$295,294
Interest bearing checking	396,285	422,559	384,689	350,825	333,744
Savings	402,365	427,505	436,203	425,634	293,976
Money market	254,157	269,110	327,360	307,850	271,970
Total core deposits	1,411,899	1,505,311	1,518,819	1,464,824	1,194,984
Certificates of deposit	363,118	327,653	398,396	430,387	239,217
Total deposits	$1,775,017	$1,832,964	$1,917,215	$1,895,211	$1,434,201

Borrowings and repurchase agreements	$135,503	$78,140	$24,536	$23,244	$14,581
Stockholder's equity	136,393	118,023	136,654	157,637	156,615

Finward Bancorp
Quarterly Financial Report

Consolidated Statements of Income	Quarter ended,					Twelve months ended,
(Dollars in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
Interest income:
Loans	$17,504	$16,122	$15,221	$13,286	$10,282	$62,133	$41,573
Securities & short-term investments	2,358	2,417	2,519	2,608	2,545	9,902	9,082
Total interest income	19,862	18,539	17,740	15,894	12,827	72,035	50,655
Interest expense:
Deposits	2,007	871	389	337	350	3,604	2,002
Borrowings	1,046	161	53	22	20	1,282	78
Total interest expense	3,053	1,032	442	359	370	4,886	2,080
Net interest income	16,809	17,507	17,298	15,535	12,457	67,149	48,575
Provision for loan losses	-	-	-	-	216	-	1,509
Net interest income after provision for loan losses	16,809	17,507	17,298	15,535	12,241	67,149	47,066
Noninterest income:
Fees and service charges	1,823	1,570	1,560	1,304	1,378	6,257	5,388
Wealth management operations	523	407	588	595	588	2,113	2,375
Gain on sale of loans held-for-sale, net	126	344	291	607	902	1,368	5,296
Gain on sale of securities, net	-	23	258	381	711	662	1,987
Increase in cash value of bank owned life insurance	182	183	193	252	178	810	715
Gain on sale of foreclosed real estate, net	16	-	-	-	20	16	47
Other	169	103	6	5	31	283	139
Total noninterest income	2,839	2,630	2,896	3,144	3,808	11,509	15,947
Noninterest expense:
Compensation and benefits	6,587	7,498	7,538	7,367	6,617	28,990	24,241
Occupancy and equipment	1,752	1,804	1,729	1,500	1,461	6,785	5,537
Data processing	1,238	1,212	1,246	3,054	1,651	6,750	3,648
Marketing	284	587	385	651	357	1,907	1,085
Impairment charge on assets held for sale	1,232	-	-	-	-	1,232	-
Federal deposit insurance premiums	279	350	380	219	241	1,228	861
Net loss recognized on sale of premises and equipment	49	254	-	-	-	303	-
Other	4,224	3,305	3,898	3,478	2,405	14,905	11,264
Total noninterest expense	15,645	15,010	15,176	16,269	12,732	62,100	46,636
Income before income taxes	4,003	5,127	5,018	2,410	3,317	16,558	16,377
Income tax expenses	45	571	587	275	6	1,478	1,414
Net income	$3,958	$4,556	$4,431	$2,135	$3,311	$15,080	$14,963

Finward Bancorp
Quarterly Financial Report

Asset Quality	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
(Dollars in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Nonaccruing loans	$9,886	$8,943	$8,813	$8,414	$7,056
Accruing loans delinquent more than 90 days	248	1,982	1,208	494	205
Securities in non-accrual	1,048	1,027	1,030	972	992
Foreclosed real estate	-	-	-	-	-
Total nonperforming assets	$11,182	$11,952	$11,051	$9,880	$8,253

Allowance for loan losses (ALL):
ALL specific allowances for impaired loans	$338	$749	$731	$716	$684
ALL general allowances for loan portfolio	12,559	12,649	12,675	12,671	12,659
Total ALL	$12,897	$13,398	$13,406	$13,387	$13,343

Troubled Debt Restructurings:
Nonaccruing troubled debt restructurings, non-compliant (1) (2)	$343	$452	$308	$300	$1,122
Nonaccruing troubled debt restructurings, compliant (2)	815	542	657	265	306
Accruing troubled debt restructurings	2,753	3,480	1,484	1,379	1,421
Total troubled debt restructurings	$3,911	$4,474	$2,449	$1,944	$2,849

(1) "non-compliant" refers to not being within the guidelines of the restructuring agreement
(2) included in nonaccruing loan balances presented above

	(Unaudited)
	December 31,	Required
	2022	To Be Well
	Actual Ratio	Capitalized
Capital Adequacy Bank
Common equity tier 1 capital to risk-weighted assets	11.2%	6.5%
Tier 1 capital to risk-weighted assets	11.2%	8.0%
Total capital to risk-weighted assets	12.1%	10.0%
Tier 1 capital to adjusted average assets	7.7%	5.0%

	Table 1 - Reconciliation of the Non-GAAP Performance Measures

	(Dollars in thousands)	Quarter Ended									Twelve Months Ended
	(unaudited)	December 31, 2022		September 30, 2022		June 30, 2022		March 31, 2022		December 31, 2021	December 31, 2022		December 31, 2021
	Calculation of core net income
	Net income	$3,958		$4,556		$4,431		$2,135		$3,311	$15,080		$14,963
	Realized loss/(gain) on securities	-		(23)		(258)		(381)		(771)	(662)		(1,987)
	Net loss recognized on sale of premises and equipment	49		254		-		-		-	303		-
	Impairment charge on assets held for sale	1,232		-		-		-		-	1,232		-
	Merger related expenses	-		-		-		2,852		-	2,852		-
	CD premium amortization	(103)		(134)		(175)		(129)		-	(541)		-
	Core deposit amortization	395		400		410		347		249	1,552		994
	Purchase discount amortization	(760)		(342)		(613)		(234)		(144)	(1,949)		(1,041)
	Related tax benefit/(cost)	(171)		(33)		134		(516)		127	(585)		427
(A)	Core net income	$4,600		$4,678		$3,929		$4,074		$2,772	$17,282		$13,356

	Calculation of core diluted earnings per share
(A)	Core net income	$4,600		$4,678		$3,929		$4,074		$2,832	$17,282		$13,356
	Diluted average common shares outstanding	4,261,506		4,260,596		4,258,503		4,020,815		3,479,988	4,193,340		3,477,309
	Core diluted earnings per share	$1.08		$1.10		$0.92		$1.01		$0.81	$4.12		$3.84

	Calculation of core return on average assets
(A)	Core net income	$4,600		$4,678		$3,929		$4,074		$2,832	$17,282		$13,356
	Average total assets	2,035,359		2,069,139		2,085,039		1,955,347		1,601,040	2,038,255		1,573,981
	Core return on average assets	0.90%		0.90%		0.75%		0.83%		0.71%	0.85%		0.85%

	Calculation of core pre-provision net revenue
	Net interest income	$16,809		$17,507		$17,298		$15,535		$12,457	$67,149		$48,575
	Non-interest income	2,839		2,630		2,896		3,144		3,808	11,509		15,947
	Non-interest expense	(15,645)		(15,010)		(15,176)		(16,269)		(12,732)	(62,100)		(46,636)
	Pre-provision net revenue	4,003		5,127		5,018		2,410		3,533	16,558		17,886
	Realized loss/(gain) on securities	-		(23)		(258)		(381)		(711)	(662.00)		(1,987)
	Core deposit amortization	395		400		410		347		249	1,552		994
	Purchase discount amortization	(760)		(342)		(613)		(234)		(144)	(1,949)		(1,041)
(B)	Core pre-provision net revenue	$3,638		$5,162		$4,557		$2,142		$2,927	$15,499		$15,852

	Calculation of core pre-provision net revenue to average assets
(B)	Core pre-provision net revenue	$3,638		$5,162		$4,557		$2,142		$2,927	$15,499		$15,852
	Average total assets	2,035,359		2,069,139		2,085,039		1,955,347		1,601,040	2,038,255		1,573,981
	Core pre-provision net revenue to average assets	0.71%		1.00%		0.87%		0.44%		0.73%	0.76%		1.01%

	Calculation of tangible assets (excluding PPP)
	Total assets	$2,070,339		$2,052,986		$2,101,485		$2,097,845		$1,620,743	$2,070,339		$1,620,743
	Goodwill	(22,395)		(22,615)		(22,615)		(22,774)		(11,109)	(22,395)		(11,109)
	Other Intangibles	(4,794)		(5,188)		(5,588)		(5,998)		(3,126)	(4,794)		(3,126)
	Paycheck Protection Plan ("PPP") loans	-		(226)		(570)		(9,983)		(22,072)	-		(22,072)
(C)	Tangible assets (excluding PPP)	$2,043,150		$2,024,957		$2,072,712		$2,059,090		$1,584,436	$2,043,150		$1,584,436

	Calculation of tangible common equity
	Total stockholder's equity	$136,393		$118,023		$136,654		$157,637		$156,615	$136,393		$156,615
	Goodwill	(22,395)		(22,615)		(22,615)		(22,774)		(11,109)	(22,395)		(11,109)
	Other intangibles	(4,794)		(5,188)		(5,588)		(5,998)		(3,126)	(4,794)		(3,126)
(D)	Tangible common equity	$109,204		$90,220		$108,451		$128,865		$142,380	$109,204		$142,380

	Calculation of tangible common equity adjusted for accumulated other comprehensive loss (income)
(D)	Tangible common equity	$109,204		$90,220		$108,451		$128,865		$142,380	$109,204		$142,380
	Accumulated other comprehensive loss (income)	64,300		79,839		57,781		33,462		(4,276)	64,300		(4,276)
(I)	Tangible common equity adjusted for accumulated other comprehensive loss (income)	$173,504	#	$170,059	#	$166,232	#	$162,327	#	$138,104	$173,504	#	$138,104

	Calculation of tangible book value per diluted share
(D)	Tangible common equity	$109,204		$90,220		$108,451		$128,865		$142,380	$109,204		$142,380
	Shares outstanding	4,298,401		4,297,900		4,296,949		4,294,136		3,480,701	4,298,401		3,480,701
	Tangible book value per diluted share	$25.41		$20.99		$25.24		$30.01		$40.91	$25.41		$40.91

	Calculation of tangible book value per diluted share adjusted for accumulated other comprehensive loss (income)
(I)	Tangible common equity adjusted for accumulated other comprehensive loss (income)	$173,504		$170,059		$166,232		$162,327		$138,104	$173,504		$138,104
	Diluted average common shares outstanding	4,298,401		4,297,900		4,296,949		4,294,136		3,480,701	4,298,401		3,480,701
	Tangible book value per diluted share adjusted for accumulated other comprehensive loss (income)	$40.36		$39.57		$38.69		$37.80		$39.68	$40.36		$39.68

	Calculation of tangible common equity to tangible assets (excluding PPP)
(D)	Tangible common equity	$109,204		$90,220		$108,451		$128,865		$142,380	$109,204		$142,380
(C)	Tangible assets (excluding PPP)	2,043,150		2,024,957		2,072,712		2,059,090		1,584,436	2,043,150		1,584,436
	Tangible common equity to tangible assets	5.34%		4.46%		5.23%		6.26%		8.99%	5.34%		8.99%
	Calculation of tangible common equity to tangible assets (excluding PPP and AOCI)
(I)	Tangible common equity adjusted for accumulated other comprehensive losses (income)	$173,504		$170,059		$166,232		$162,327		$138,104	$173,504		$138,104
(C)	Tangible assets (excluding PPP)	2,043,150		2,024,957		2,072,712		2,059,090		1,584,436	2,043,150		1,584,436
	Tangible common equity adjusted for accumulated other comprehensive loss (income) to tangible assets	8.49%		8.40%		8.02%		7.88%		8.72%	8.49%		8.72%

	Calculation of average tangible common equity
	Average stockholder's common equity	$122,150		$133,482		$142,415		$170,374		$159,010	$144,070		$155,647
	Average goodwill	(22,615)		(22,615)		(22,543)		(21,251)		(11,109)	(22,157)		(11,109)
	Average other intangibles	(5,038)		(5,438)		(5,850)		(5,174)		(3,270)	(5,375)		(3,126)
(E)	Average tangible stockholders' common equity	$94,497		$105,429		$114,022		$143,949		$144,631	$116,538		$141,412

	Calculation of core return on average common equity
(A)	Core net income	$4,600		$4,678		$3,929		$4,074		$2,832	$17,282		$13,356
(E)	Average tangible common equity	94,497		105,429		114,022		143,949		144,631	116,538		141,412
	Core return on average common equity	19.47%		17.75%		13.78%		11.32%		7.83%	14.83%		9.44%

	Calculation of core yield on loans
	Interest income on loans	$17,504		$16,122		$15,221		$13,286		$10,282	$62,133		$41,573
	Loan accretion income	(760)		(342)		(613)		(234)		(144)	(1,949)		(1,041)
	Adjusted interest income on loans	16,744		15,780		14,608		13,052		10,138	60,184		40,532
	Average loan balances	1,503,543		1,484,678		1,457,625		1,274,407		960,606	1,431,017		968,185
	Core yield on loans	4.45%		4.25%		4.01%		4.10%		4.22%	4.21%		4.19%

	Calculation of adjusted allowance for loan loss to total loans
	Allowance for loan losses	$(12,897)		$(13,398)		$(13,406)		$(13,387)		$(13,343)	$(12,897)		$(13,343)
	Additional reserves not part of the allowance for loan loss	(6,960)		(7,708)		(7,908)		(8,749)		(2,428)	(6,960)		(2,428)
(F)	Adjusted allowance for loan loss	(19,857)		(21,106)		(21,314)		(22,136)		(15,771)	(19,857)		(15,771)
	Total loans	1,513,631		1,502,696		1,474,381		1,439,728		966,720	1,513,631		966,720
	Adjusted allowance for loan loss to total loans	1.31%		1.40%		1.45%		1.54%		1.63%	1.31%		1.63%

	Calculation of adjusted allowance for loan loss to nonperforming loans
(F)	Adjusted allowance for loan loss	$(19,857)		$(21,106)		$(21,314)		$(22,136)		$(15,771)	$(19,857)		$(15,771)
	Nonperforming loans	10,134		10,925		10,021		8,908		7,261	10,134		7,261
	Adjusted allowance for loan loss to nonperforming loans (coverage ratios)	195.94%		193.19%		212.69%		248.50%		217.20%	195.94%		217.20%

	Calculation of adjusted allowance for loan loss to total loans excluding PPP
(F)	Adjusted allowance for loan loss	$(19,857)		$(21,106)		$(21,314)		$(22,136)		$(15,771)	$(19,857)		$(15,771)
	Total loans	1,513,631		1,502,696		1,474,381		1,439,728		966,720	1,513,631		966,720
	PPP loans	-		(226)		(570)		(9,983)		(22,072)	-		(22,072)
	Total loans excluding PPP	1,513,631		1,502,470		1,473,811		1,429,745		944,648	1,513,631		944,648
	Adjusted allowance for loan loss to total loans excluding PPP	1.31%		1.40%		1.45%		1.55%		1.67%	1.31%		1.67%
	Calculation of core revenue
	Net interest income	$16,809		$17,507		$17,298		$15,535		$12,457	$67,149		$48,575
	Non-interest income	2,839		2,630		2,896		3,144		3,808	11,509		15,947
	CD premium amortization	(103)		(134)		(175)		(129)		-	(541)		-
	Purchase discount amortization	(760)		(342)		(613)		(234)		(144)	(1,949)		(1,041)
	Realized loss/(gain) on securities	-		(23)		(258)		(381)		(711)	(662)		(1,987)
(G)	Core revenue	$18,785		$19,638		$19,148		$17,935		$15,410	$75,506		$61,494

	Calculation of core non-interest expense
	Non-interest expense	$15,645		$15,010		$15,176		$16,269		$12,732	$62,100		$46,636
	Impairment charge on assets held for sale	(1,232)		-		-		-		-	(1,232)		-
	Net loss recognized on sale of premises and equipment	(49)		(254)		-		-		-	(303)		-
	Merger related expenses	-		-		-		(2,852)		-	(2,852)		-
	Core deposit amortization	(395)		(400)		(410)		(347)		(249)	(1,552)		(994)
(H)	Core non-interest expense	$13,969		$14,356		$14,766		$13,070		$12,483	$56,161		$45,642

	Calculation of core efficiency ratio
(H)	Core non-interest expense	$13,969		$14,356		$14,766		$13,070		$12,483	$56,161		$45,642
(G)	Core revenue	18,785		19,638		19,148		17,935		15,410	75,506		61,494
	Core efficiency ratio	74.36%		73.10%		77.12%		72.87%		81.01%	74.38%		74.22%

	Calculation of non-interest expense to total average assets
	Non-interest expense	$15,645		$15,010		$15,176		$16,269		$12,732	$62,100		$46,636
	Average total assets	2,035,359		2,069,139		2,085,039		1,955,347		1,601,040	2,038,255		1,573,981
	Non-interest expense to total average assets	3.07%		2.90%		2.91%		3.33%		3.18%	3.05%		2.96%

	Calculation of core non-interest expense to total average assets
(H)	Core non-interest expense	$13,969		$14,356		$14,766		$13,070		$12,483	$56,161		$45,642
	Average total assets	2,035,359		2,069,139		2,085,039		1,955,347		1,601,040	2,038,255		1,573,981
	Core non-interest expense to total average assets	2.75%		2.78%		2.83%		2.67%		3.12%	2.76%		2.90%

	Calculation of tax adjusted net interest margin
	Net interest income	$16,809		$17,507		$17,298		$15,535		$12,457	$67,149		$48,575
	Tax adjusted interest on securities and loans	791		817		930		966		959	3,504		3,232
	Adjusted net interest income	17,600		18,324		18,228		16,501		13,416	70,653		51,807
	Total average earning assets	1,886,596		1,910,722		1,927,664		1,820,588		1,500,183	1,888,561		1,474,372
	Tax adjusted net interest margin	3.73%		3.84%		3.78%		3.63%		3.58%	3.74%		3.51%

	Efficiency Ratio
	Total non-interest expense	$15,645		$15,010		$15,176		$16,269		$12,732	$62,100		$46,636
	Total revenue	19,648		20,137		20,194		18,679		16,265	78,658		64,522
	Efficiency ratio	79.63%		74.54%		75.15%		87.10%		78.28%	78.95%		72.28%